UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2019

SPIRIT MTA REIT

(Exact name of registrant as specified in its charter)

Maryland	1-38414	82-6712510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300, Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

(972)-476-1409

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	SMTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 16, 2019, Spirit MTA REIT (the “Company”) issued a press release announcing, among other things, that on July 15, 2019 the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) related to (i) the previously disclosed Equity Purchase Agreement, dated June 2, 2019, by and among the Company, SMTA Financing JV, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company, Banner NewCo LLC, a Delaware limited liability company and wholly owned subsidiary of Seller and Hospitality Properties Trust, a Maryland real estate investment trust and (ii) a proposed plan of voluntary liquidation of the Company. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information about the Proposed Transaction and Where to Find It

This document relates to the proposed sale of assets to Hospitality Properties Trust by the Company and a proposed plan of voluntary liquidation of the Company and may be deemed to be solicitation material in respect thereof. In connection with the proposed transaction and proposed plan of voluntary liquidation, the Company filed a preliminary proxy statement on July 15, 2019 and will file a definitive proxy statement with the SEC, as well as other relevant materials. This document is not a substitute for the preliminary proxy statement or the definitive proxy statement or for any other document that the Company has filed or may file with the SEC or send to the Company’s shareholders in connection with the proposed sale of assets to Hospitality Properties Trust by the Company and proposed plan of voluntary liquidation of the Company. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PLAN OF VOLUNTARY LIQUIDATION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the preliminary and definitive proxy statements and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the investor relations page of the Company’s website at www.spiritmastertrust.com. The Company and its trustees and its executive officer may be considered participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction and proposed plan of voluntary liquidation under the rules of the SEC. Information about the trustees and the executive officer of the Company is set forth in the preliminary proxy statement filed with the SEC on July 15, 2019.

Forward-Looking and Cautionary Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; the Company’s ability to satisfy the conditions to closing and complete the proposed transaction; the Company’s dependence on its external manager, a subsidiary of Spirit Realty Capital, Inc., to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of the Company’s properties, potential illiquidity of the Company’s remaining real estate investments, condemnations, and potential damage from natural disasters); the financial performance of the Company’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain the Company’s status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the preliminary proxy statement filed by the Company with the SEC on July 15, 2019. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Spirit MTA REIT, dated July 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT MTA REIT

Date: July 16, 2019	By:	/s/ Ricardo Rodriguez
Ricardo Rodriguez
Chief Executive Officer, President, Chief Financial Officer and Treasurer